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                                                                    Exhibit 16.1

                          [ARTHUR ANDERSEN LETTERHEAD]



10 April 2001



Robert Mackenzie
South Hertfordshire United Kingdom Fund Ltd
Caxton Way
Watford Business Park
Watford -- WD18XH
England


Dear Sir,

This is to confirm that the client-auditor relationship between South Hertfordshire United Kingdom Fund Ltd (Commission File Number - 84-1145140) and Arthur Andersen has ceased.

Yours faithfully,



/s/ Arthur Andersen

ARTHUR ANDERSEN

cc: SEC Office of the Chief Accountant